Exhibit 99.1

CMR Mortgage Fund II, LLC

Special Newsletter November 2008

California Mortgage and Realty, Inc.	62 First Street, Fourth Floor

Commercial Real Estate Financing Since 1958

San Francisco, California 94105

Manager of the CMR Mortgage Funds	Telephone (415) 974-1100 Fax 974-1143

Re:      June 2008 Account Statements

Dear Investor:

Please find enclosed your Account Statements as of June 30, 2008.  We realize that these statements are late and for this we apologize.  In these uncertain and difficult times, we have been unable to complete the preparation of our financial statements and complete our audits as timely as we would have liked for several reasons:

Valuation of the Fund’s assets has been difficult.  The Fund’s assets consist primarily of real estate mortgages and real estate properties we have acquired through foreclosure.  We are obligated to assess the fair value of our assets which involves a valuation of the real estate the Fund owns or the real estate collateral securing our mortgages.  Much of this real estate represents land held for development which has, along with many other types of real estate properties, gone down in value significantly during this current downturn.  In several cases, it has been a challenging task to arrive at current market values for properties where there are very few relative comparable sales to base a current valuation upon.

As we have discussed in newsletters, the Manager and third party appraisers are in some cases unable to find relevant comparable sales data because there are no comparable sales.  To the extent that comparable information is identified and an appraisal is completed, it is difficult for us to analyze such appraisals in determining the appropriate financial statement impact, if any.  This is an industry-wide problem that has been recognized by the SEC and the US Financial Accounting Standards Board in recent publications. All this has led to unexpected delays in completing our interim financial statements, adjusting investor account balances, filing required regulatory reports with the SEC, and providing you with a monthly statement.

The enclosed statement reflects a significant write-down of your capital account as a result of our assessment of the fair market value of Fund assets and corresponding estimated (projected) losses in the loan portfolio.  These are unprecedented times of economic turmoil and panic.  The subprime mortgage crisis spread through the capital markets and triggered a worldwide financial panic.  The credit markets are all but frozen.  The nation’s housing markets have collapsed. Real estate investment, development and financing have come to a near standstill.  Many of the world’s largest financial institutions have failed or are in need of government assistance to avoid failure.  Governments around the world have committed more than $3 trillion to shore up their financial systems which have been under threat of collapse.  While we have all read and heard about the state of the world’s economy and while it is depressing to consider these facts which are being repeated daily in the media, one inescapable fact is that these events have also triggered significant write-downs in the value of the Fund’s assets and the write-downs have resulted in downward adjustments to your capital accounts.

The loan loss estimates discussed above are based upon current valuations of our assets in the current environment and are not intended to imply that the Fund has lost potential equity through foreclosure by senior lenders (although we have given up lien positions where little or no equity remained) or has had to sell assets at prices that result in large losses (although we have sold smaller properties at prices which would represent losses if greater collateral did not still remain),   However, either type of loss-finalizing event may occur in the future.

The management team here at CMR has spent considerable time and effort to improve our processes and internal control over financial reporting.  We also have improved the methodology and process regarding valuations for determining loan loss reserves. While additional improvements are continuing, we expect that financial reports and account statements will be released on a timely basis in the future.  Specifically, we hope that the continual refinement of these processes will result in our ability to file interim financial information within 45 days following quarter end.  However, we should also report that our external auditors, in their independent auditor’s report for another fund, have made the following statement: “California Mortgage and Realty, Inc. is the sole manager of the Fund. The Manager has experienced a significant decrease in cash flows and has limited liquid assets. These liquidity issues raise substantial doubt as to the Manager’s ability to continue as a going concern, which may affect its ability to continue to serve as the Fund’s Manager.” We have adjusted our operations by reducing staff by more than a half (some of which was planned as our new systems came on line and certain SEC filings were completed), by salary reductions (many of which were voluntary and offered by the staff) and through rigorous cost control.  These were necessary actions and the response of the staff has been professional with an even greater level of commitment and work effort.

We know this is a painful process and we are not happy about our need to confront the unpleasant realities we face in these difficult times.  Nevertheless, it is our obligation to prepare and publish financial statements that reflect valuations of assets that are as accurate as possible.  In the current complex economic environment, we cannot predict whether and for how long property values will continue to decline, and when they might start to recover. We will continue to review valuations on a quarterly basis to reflect the conditions prevailing at that time. This could lead to further additions to reserves in the future. We also face the continued risk that we may lose lien positions to senior lenders that may foreclose out our interests.  And we face the continued risk that we may need to sell properties at significant losses in order to meet the ongoing demands for liquidity within the Fund to meet the Fund’s obligations.  We continue to work hard under these challenging circumstances in the hope that the worst of the credit crisis may soon be over.

In the meantime, we express our sympathies for the personal impact you are suffering from the reduction in value of your investment in the Fund.  We thank you for your continued support and confidence in our efforts and we pledge to do our best on your behalf as we all work to get through these difficult times.

Sincerely,

David Choo

President

This newsletter contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, which provides a “safe harbor” for statements about future events, products and future financial performance that are based on the beliefs of, estimates made by and information currently available to the Manager. The outcome of the events described in these forward-looking statements is subject to risks and uncertainties. Actual results and the outcome or timing of certain events may differ significantly from those projected in these forward-looking statements due to the factors listed under “Risk Factors” in  the Fund’s Annual Report of Form 10-K for the year ended December 31, 2007 and from time to time in our other filings with the SEC. For this purpose, statements concerning future liquidity, interest rates, availability of credit and other conditions in the credit markets, and economic conditions and their effect on  the  Fund and its assets, trends in real estate markets, future loan payoffs, foreclosures and value recovered from property sales, ability to meet senior debt service and operating expenses, estimates as to the allowance for loan losses, writedowns and the valuation of real estate held for sale,   the ability to hold properties until the markets improve or to sell them, ways to allow investors to redeem their investments , as well as actions expected to be taken by California Mortgage and Realty, Inc., as our Manager; and any statements using the terms “believe,” “expect,” “expectation,” “anticipate,” “can,” “should,” “would,” “could,” “estimate,” “appear,” “based on,” “may,” “intended,” “potential, “are emerging” and “possible” or similar statements are forward-looking statements that involve risks and uncertainties that could cause our actual results and the outcome and timing of certain events to differ materially from those projected or management’s current expectations.  By making forward-looking statements, the Fund has not assumed any obligation to, and you should not expect the Fund to, update or revise those statements because of new information, future events or otherwise.